Exhibit 10.3

Entrust Planting Agreement

Part A: Hunan Xiangmei Food Co., Ltd.
Party B: (Local Township Government)

For the purpose to develop good quality of agriculture, increase the income for local farmers, accelerate the agriculture development, Party A plans to enter the contractor agreement with the Party B to plant the Glutinous Rice within the territory of Party B.  This Agreement is entered into by and between the parties, for the purpose to better manage and develop the producing of the Glutinous Rice crops, upon friendly consultations and negotiations, on terms and conditions mutually agreed upon as follows:

1.	Party B agrees to lease total 1,000 Mu (666.66 Square Kilometer) land to Party A for the purpose to plant Glutinous Rice with the fee of ￥150.00/Mu.

2.
Party A agrees to enter the planting order agreements with the farmers desired by Party B to plant the Glutinous Rice on the above leased total 1,000 Mu land with the planting payment price of ￥581.00/Mu payable to the farmers.

3.	Party A agrees to provide Party B the seeds, pesticides and the chemical fertilizer required for the above planting; Party B agrees to provide the necessary tools.

4.
Party A shall be responsible to form the Planting Leading Groups, constituted of each member from each Party, for the purpose to supervise and manage the related planting daily matters in the processing of planting development and the parties shall be responsible respectively for the related matters.

5.
Party A shall provide Party B necessary instructions on technologies for the planting and Party B shall supervise the farmers to follow the required technology measures desired by Party A during the planting.

6.
Party B shall produce the required Glutinous Rice with the standard of 450 kg/ Mu to Party A.  In the event Party B fails to produce the above minimum quantity requirement, Party A has the right to reduce the purchase price payment accordingly at the fair market price for the un-produced total amount (this clause is not applicable in the event of the Force Majeure).

7.
This Agreement shall be executed in duplicate upon the following signatures of the parties, and each executed copy shall constitute an original but both of which together shall constitute one and the same instrument.

    Party A: (Corporate Seal)                                                                          Party B: (Individual Signature and Seal)
    Date: 02/    /2010